Exhibit 99.1

PRESS RELEASE

Gulfstream International Group Announces Closing of New Debt Financing

FT. LAUDERDALE, September 22, 2008 – Gulfstream International Group, Inc. (“Gulfstream” or the “company”) (AMEX:GIA) today announced that it has consummated two debt financings recently announced, bringing in net cash proceeds of approximately $5.1 million. The terms of these financings are detailed in the Company’s Form 8-K filed on September 18, 2008.

David Hackett, President and Chief Executive Officer, said “The closing of these financings reflects the final phase of a comprehensive restructuring of our business that we began earlier this year in response to the new realities of high fuel costs and a weaker economy. This plan includes a detailed operational restructuring, the sale of assets, and the infusion of fresh capital necessary to stabilize and launch our long term business plan. As part of this plan, we have eliminated marginally profitable routes, reduced capacity, and focused on increasing efficiency through the operation of a single fleet of airplanes. We expect that the result of these efforts will be a return to profitability and increased shareholder value in the long run.”

As part of its growth strategy, Gulfstream recently inaugurated service to three communities from Cleveland, Ohio under the Essential Service Program and will begin service to Jamestown. NY and Bradford, PA on October 1, for a total of five new city pairs. Additionally, Gulfstream has the opportunity to take advantage of routes that other airlines have abandoned by utilizing our more efficient turboprop airplanes to replace jet carriers. As such, Gulfstream is in the process of reallocating capacity within its core Florida and Bahamas route system to proven markets where competitors have withdrawn or eliminated service.

About Gulfstream International Group, Inc.

Gulfstream International Group, Inc. is a holding company that operates two independent subsidiaries: Gulfstream International Airlines, Inc. and Gulfstream Training Academy, Inc. (the “Academy”). Gulfstream International Airlines, Inc. is a Fort Lauderdale, Florida-based commercial airline serving destinations throughout Florida and the Bahamas, as well as several cities to Continental Airlines’ Cleveland, Ohio hub under the Department of Transportation’s Essential Air Service Program. The Academy provides flight training services to licensed commercial pilots. For more information on the company, visit the company’s website at http://www.gulfstreamair.com.

Special Note Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements. Gulfstream may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things: our business strategy; our value proposition; the market opportunity for our services, including expected demand for our services; information regarding the replacement, deployment, acquisition and financing of certain numbers and types of aircraft, and projected expenses associated therewith; costs of compliance with

FAA regulations, Department of Homeland Security regulations and other rules and acts of Congress; the ability to pass taxes, fuel costs, inflation, and various expense to our customers; certain projected financial obligations; our estimates regarding our capital requirements; and any of our other plans, objectives, expectations and intentions contained in this release that are not historical facts.

These statements, in addition to statements made in conjunction with the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions, are forward-looking statements. These statements relate to future events or our future financial performance and only reflect management’s expectations and estimates. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Gulfstream as of such date. The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements: changes to external competitive, business, budgeting, fuel cost or supply, weather or economic conditions; changes in our relationships with employees or code share partners; availability and cost of funds for financing new aircraft and our ability to profitably manage our existing fleet; adverse reaction and publicity that might result from any accidents; the impact of current or future laws and government investigations and regulations affecting the airline industry and our operations; additional terrorist attacks; and consumer unwillingness to incur greater costs for flights.

Gulfstream assumes no obligation to update any forward-looking statement. Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in Gulfstream’s filings with the Securities and Exchange Commission, including Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the Year Ended December 31, 2007.

Contact: Robert Brown, Chief Financial Officer